================================================================================




                          RIGGS NATIONAL CORPORATION





                                    BY-LAWS





                          As Adopted January 7, 1981

                    With Amendments through April 10, 1996

================================================================================

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                                  BY-LAWS OF

                          RIGGS NATIONAL CORPORATION

                          As Adopted January 7, 1981
                   (With Amendments through April 10, 1996)


                               TABLE OF CONTENTS


                                                                      Page
Article I--OFFICES
     Section 1.1    Registered Office............................      1
     Section 1.2    Other Offices................................      1

Article II--THE STOCKHOLDERS
     Section 2.1    Place of Meetings............................      2
     Section 2.2    Annual Meetings..............................      2
     Section 2.3    Special Meetings.............................      2
     Section 2.4    Notice of Meetings...........................      2
     Section 2.5    Voting Lists.................................      3
     Section 2.6    Quorum.......................................      3
     Section 2.7    Manner of Acting.............................      3
     Section 2.8    Voting.......................................      4
     Section 2.9    Inspectors of Election.......................      4

Article III--THE DIRECTORS
     Section 3.1    General Powers...............................      5
     Section 3.2    Number, Tenure and Qualifications............      5
     Section 3.3    Resignation, Filling Vacancies...............      6
     Section 3.4    Place of Meetings............................      6
     Section 3.5    Annual Meeting...............................      6
     Section 3.6    Notice of Meetings...........................      6
     Section 3.7    Quorum.......................................      7
     Section 3.8    Action Without a Meeting.....................      7
     Section 3.9    Conference Call Meetings.....................      7
     Section 3.10   Compensation of Directors....................      7
     Section 3.11   Removal of Directors.........................      8
     Section 3.12   Committees of the Board......................      8

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

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                                       i

                                                                      Page
Article IV--THE EXECUTIVE COMMITTEE
     Section 4.1    Appointment, Tenure and Quorum..............       9
     Section 4.2    Powers of the Executive Committee...........       9
     Section 4.3    Place and Time of Meetings..................       9
     Section 4.4    Minutes of Proceedings......................      10

Article V--THE OFFICERS
     Section 5.1    Number and Qualifications...................      11
     Section 5.2    Term of Office..............................      11
     Section 5.3    Compensation................................      11
     Section 5.4    The Chairman of the Board...................      12
     Section 5.5    The Senior Chairman and Vice Chairman.......      12
     Section 5.6    The President...............................      12
     Section 5.7    Executive Vice-Presidents...................      12
     Section 5.8    Vice-Presidents.............................      12
     Section 5.9    The Treasurer...............................      13
     Section 5.10   Assistant Treasurer.........................      13
     Section 5.11   The Secretary...............................      13
     Section 5.12   Assistant Secretary.........................      14
     Section 5.13   The Comptroller.............................      14
     Section 5.14   Assistant Comptroller.......................      14

Article VI--NOTICES
     Section 6.1    Manner of Giving............................      15
     Section 6.2    Waiver of Notice............................      15

Article VII--CERTIFICATES OF STOCK
     Section 7.1    Stock Certificates..........................      16
     Section 7.2    Facsimile Signatures........................      16
     Section 7.3    Designations, Preferences,
                         Participating and Optional Rights......      16
     Section 7.4    Lost Certificates...........................      17
     Section 7.5    Transfer of Stock...........................      17
     Section 7.6    Registered Stockholders.....................      17

Article VIII--FIXING RECORD DATE
     Section 8.1    Record Date.................................      18

Article IX--INSPECTION OF BOOKS AND RECORDS
     Section 9.1    Right and Conditions of Inspection..........      19

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                                      ii

                                                                            Page
Article X--CONTRACTS, LOANS, CHECKS AND DEPOSITS
     Section 10.1   Contracts............................................    20
     Section 10.2   Loans................................................    20
     Section 10.3   Checks, Drafts, etc..................................    20
     Section 10.4   Deposits.............................................    20
     Section 10.5   Voting Stock and Other Corporations..................    20

Article XI--FISCAL YEAR
     Section 11.1   Fiscal Year..........................................    21

Article XII--SEAL
     Section 12.1   Seal.................................................    21

Article XIII--AMENDMENTS
     Section 13.1   Amendments...........................................    21

Article XIV--ADVANCEMENT OF EXPENSES
     SECTION 14.1   Advancement of Expenses..............................    22

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

                                      iii

                          RIGGS NATIONAL CORPORATION

                                     *****

                                  B Y-L A W S

                           Adopted January 7, 1981
                   (With Amendments through April 10, 1996)


                                   ARTICLE I

                                    OFFICES


     Section 1.1  Registered Office.  The registered office of the Corporation
                  -----------------
shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 1.2   Other Offices. The Corporation may also have offices at such
                   -------------
other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                               THE STOCKHOLDERS

     Section 2.1 Place of Meetings. All meetings of the stockholders of the
                 -----------------
Corporation for the election of directors or for any other purpose shall be held in the City of Washington, District of Columbia, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     Section 2.2 Annual Meeting. The Annual Meeting of the stockholders shall be
                 --------------
held on the first business day in May of each year at 9:30 a.m., or at such other date and time before the 30th day thereafter as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the election of directors and for the transaction of such other business as may properly come before the meeting.

     Section 2.3 Special Meetings. Special meetings of the stockholders, may be
                 ----------------
called at any time by the Board of Directors, or the Chairman of the Board, and shall be called upon the request in writing of the holders of at least one-fifth of the shares of capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 2.4 Notice of Meetings. Written or printed notice stating the
                 ------------------
place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than ten or more than sixty days before the date of the meeting.

     Section 2.5   Voting Lists. The officer who has charge of the stock ledger
                   ------------
of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 2.6   Quorum. At all meetings of the stockholders the holders of a
                   ------
majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represent any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.7   Manner of Acting. When a quorum is present at any meeting,
                   ----------------
the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of

Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 2.8   Voting. Unless otherwise provided in the Certificate of
                   ------
Incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder. All elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation. Cumulative voting for the election of directors shall not be permitted. Each stockholder entitled to vote may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     Section 2.9   Inspectors of Election. The Board of Directors shall appoint
                   ----------------------
three or more inspectors of election, and three or more alternates, to serve at any meeting of the stockholders at which a vote is to be taken, the inspectors of election shall examine proxies, pass upon their regularity, receive the votes and act as tellers, and perform any other duties which the chairman may require of them at said meeting.

                                  ARTICLE III

                                 THE DIRECTORS

     Section 3.1  General Powers. The business of the Corporation shall be
                  --------------
managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 3.2  Number, Tenure and Qualifications.  The number of directors
                  --------------------------------
which shall constitute the whole Board shall be not less than five nor more than twenty-five. The initial Board shall consist of the six directors named in the Certificate of Incorporation who shall serve until the first Annual Meeting of the stockholders, unless earlier replaced. Thereafter, within the limits above specified, the number of directors shall be fixed from time to time by resolution of the Board of Directors. The directors shall be elected at the Annual Meeting of the stockholders, except as provided in Section 3.3 of this Article, and each director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. No reduction in the number of directors shall have the effect of shortening the term of any incumbent director, but any director affected thereby shall continue to hold office until the next annual election. Each director shall, during the full term of his directorship, own a minimum of $1,000 par value of stock of the Corporation. No person shall be eligible to become a director after he has attained age sixty-five; and, no person, who at the time he was first elected to be a director was a principal officer or official of the organization with which he is affiliated on a full-time basis, will be eligible to be re-elected after he ceases to be a principal officer or official of such organization; provided, however, that any person who was first elected or appointed to the Board at or prior to the April 15, 1987 meeting of stockholders shall be eligible to become a director until he has attained the age of seventy-two; and provided further, that the Chairman of the Board, at his discretion, may waive the foregoing age or organization requirements. Notwithstanding the foregoing, there shall be no age or organization requirements for the director serving as Chairman of the Board.

     Section 3.3 Resignation, Filling Vacancies. Any director may resign at any
                 ------------------------------
time upon written notice to the Corporation. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     Section 3.4 Place of Meetings. The Board of Directors of the Corporation
                 -----------------
may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 3.5 Annual Meeting. The first meeting of each newly elected Board
                 --------------
of Directors shall be held immediately following the Annual Meeting of the stockholders, for the purpose of electing officers and transaction of other business and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present; or it may meet at such place and time as shall be fixed by the consent in writing of all of the directors.

     Section 3.6 Notice of Meetings. Regular meetings of the Board of Directors
                 ------------------
may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman of the Board, or by the President on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board or the Secretary in like manner and on like notice on the written request of three directors.

     Section 3.7  Quorum. At all meetings of the Board a majority of the
                  ------
directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.8  Action Without a Meeting. Any action required or permitted to
                  ------------------------
be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 3.9  Conference Call Meetings. Members of the Board of Directors,
                  ------------------------
or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 3.10 Compensation of Directors. The Board of Directors shall have
                  -------------------------
the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated retainer or both as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 3.11 Removal of Directors. Unless otherwise restricted by the
                  --------------------
Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

     Section 3.12 Committees of the Board. The Board of Directors may, by
                  -----------------------
resolution passed by a majority of the whole board, designate an Executive Committee and one or more other committees and prescribe their powers and authority. Each committee shall consist of one or more directors of the Corporation as fixed by resolution of the Board. The Board may designate one or more alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee.

                                  ARTICLE IV

                            THE EXECUTIVE COMMITTEE

     Section 4.1 Appointment, Tenure and Quorum. The Board of Directors shall
                 ------------------------------
appoint the Chairman of the Executive Committee who shall preside at all meetings of the Committee. The Chairman of the Board of Directors shall, with the advice, consent and approval of the Board, appoint the other members of the Executive Committee. The Chairman of the Board, the Senior Chairman, if any, the Vice Chairmen, if any, and the President shall be ex-officio members of the Executive Committee. The members of the Executive Committee shall serve at the pleasure of the Board of Directors. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business.

     Section 4.2 Powers of the Executive Committee. During the intervals between
                 ---------------------------------
meetings of the Board of Directors, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; except that the Executive Committee shall not have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend the By-Laws of the Corporation, or declare a dividend, or authorize the issuance of stock, or take any other corporate action which under the General Corporation Law of Delaware is specifically required to be taken by the Board of Directors.

     Section 4.3 Place and Time of Meetings. Meetings of the Executive Committee
                 --------------------------
may be held at the office of the Corporation, or elsewhere, and at such time as they may appoint, but the Executive Committee shall at all times be subject to the call of the Chairman of the Board or any two or more members of the committee.

     Section 4.4    Minutes of Proceedings. The Executive Committee shall keep
                    ----------------------
regular minutes of its proceedings and shall report the same to the Board of Directors when requested.

                                   ARTICLE V

                                 THE OFFICERS

     Section 5.1 Number and Qualifications. The officers of the Corporation
                 -------------------------
shall consist of a Chairman of the Board, a President, one or more Executive Vice-Presidents, one or more other Vice-Presidents, a Treasurer, a Secretary and a Comptroller. The Corporation may also have a Senior Chairman of the Board, one or more Vice Chairmen of the Board, and one or more Assistant Treasurers, Assistant Secretaries and Assistant Comptrollers as determined by the Board of Directors. None of the officers except the Chairman of the Board, the Senior Chairman, if any, the Vice Chairmen, if any, and the President need be directors of the Corporation. Any number of offices may be held by the same person including that of Chairman of the Board and President.

     Section 5.2 Term of Office. The officers of the Corporation shall be
                 --------------
elected annually at the first meeting of the Board of Directors after each Annual Meeting of the stockholders and shall hold office until their respective successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Such removal shall be without prejudice to the contract rights, if any, of the officer so removed. Any vacancy occurring among the officers shall be filled by the Board of Directors, but the person so elected to fill the vacancy shall hold office only until the first meeting of the Board of Directors after the next Annual Meeting of the stockholders.

     Section 5.3 Compensation. The compensation of the Chairman of the Board,
                 ------------
the Senior Chairman, if any, the Vice Chairmen, if any, and the President shall be fixed by the Board of Directors. The Board of Directors may delegate to the Chairman of the Board, or the President the authority to fix the compensation of the other officers and agents of the Corporation.

     Section 5.4 The Chairman of the Board. The Chairman of the Board shall be
                 -------------------------
the Chief Executive Officer of the Corporation. He shall preside at all meetings of the stockholders and of the Board of Directors, and shall have, subject to the supervision and direction of the Board of Directors and the Executive Committee, general charge of the business, property and affairs of the Corporation and may exercise the powers vested in him by the Board of Directors, by law or these By-Laws, or which usually attach or pertain to such office.

     Section 5.5 The Senior Chairman and Vice Chairmen. The Senior Chairman and
                 -------------------------------------
Vice Chairmen shall perform such duties as the Board of Directors, the Executive Committee or the Chairman of the Board may prescribe. In the absence or inability of the Chairman of the Board to act, the Senior Chairman or the Vice Chairman designated by the Board shall preside at meetings of the stockholders and of the Board of Directors.

     Section 5.6 The President. The President shall be the Chief Administrative
                 -------------
Officer of the Corporation. He shall have, under the direction of the Chairman of the Board, general supervision and care of the affairs of the Corporation and, in general perform all acts incident to the office of President as prescribed by law, by these By-Laws, or by the Board of Directors. In the absence or inability of the Chairman of the Board, the Senior Chairman, or a Vice Chairman to act, he shall preside at the meetings of the stockholders and of the Board of Directors.

     Section 5.7 Executive Vice Presidents. An Executive Vice-President shall
                 -------------------------
perform such duties as the Board of Directors, the Executive Committee, the Chairman of the Board, or the President may prescribe, and in the absence or disability of the President, the Executive Vice-President, or if there be more than one Executive Vice-President, the Executive Vice-President designated by the Board, shall perform the duties and exercise the powers of the President.

     Section 5.8 Vice Presidents. A Vice-President shall perform such duties as
                 ---------------
shall be assigned to him by the Board of Directors, the Executive Committee, the Chairman of the

Board, the President or by an Executive Vice-President.

     Section 5.9    The Treasurer.  The Treasurer shall have the custody of the
                    -------------
corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors or the Executive Committee at regular meetings, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 5.10   Assistant Treasurer.  An Assistant Treasurer shall perform
                    --------------------
such duties as may be assigned to him by the Board of Directors, the Executive Committee, the Chairman of the Board, the President or the Treasurer. In the absence or disability of the Treasurer, his duties may be performed by any Assistant Treasurer.

     Section 5.11   The Secretary.  The Secretary shall attend all meetings of
                    -------------
the Board of Directors and of the stockholders, and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any standing committees when required. He shall give or cause to be given notice of all meetings of the stockholders and of the Board of Directors, and shall keep the seal of the Corporation in safe custody. He shall perform such other duties as may be prescribed by the Board of Directors, or the Executive Committee, or the Chairman of the Board under whose supervision he shall be.

     Section 5.12   Assistant Secretary. An Assistant Secretary shall perform
                    -------------------
such duties as may be assigned to him by the Board of Directors, the Executive Committee, the Chairman of the Board, the President or the Secretary. In the absence or disability of the Secretary, his duties may be performed by any Assistant Secretary.

     Section 5.13   The Comptroller. The Comptroller shall be the chief
                    ---------------
accounting officer of the Corporation, and shall have the general supervision and control of all accounting matters, including the books of account of the Corporation. He shall also perform such other duties and services as may from time to time be prescribed by the Board of Directors, the Executive Committee, the Chairman of the Board, the President, or an Executive Vice-President.

     Section 5.14   Assistant Comptroller. An Assistant Comptroller shall
                    ---------------------
perform such duties as may be assigned to him by the Board of Directors, the Executive Committee, the Chairman of the Board, the President or the Comptroller. In the absence or disability of the Comptroller, his duties may be performed by any Assistant Comptroller.

                                  ARTICLE VI

                                    NOTICES

     Section 6.1  Manner of Giving.  Whenever notice is required to be given to
                  ----------------
any director or stockholder under the provisions of the General Corporation Law of Delaware or under the Certificate of Incorporation or under these By-Laws, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

     Section 6.2  Waiver of Notice.  Whenever any notice is required to be given
                  ----------------
under the General Corporation Law of Delaware or under the Certificate of Incorporation or under these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE VII

                             CERTIFICATES OF STOCK

     Section 7.1  Stock Certificates.  Every holder of stock in the Corporation
                  ------------------
shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, or the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     Section 7.2  Facsimile Signatures.  Any of or all the signatures on the
                  --------------------
certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 7.3  Designations, Preferences, Participating and Optional Rights.
                  ------------------------------------------------------------
If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in
Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 7.4  Lost Certificates.  The Board of Directors may direct a new
                  -----------------
certificate of stock to be issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. The Board of Directors may, in its discretion and as a condition precedent to the issuance of a new certificate, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 7.5  Transfer of Stock.  The shares of stock shall be transferable
                  -----------------
on the books of the Corporation by the registered owner or owners thereof or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person or persons entitled thereto.

     Section 7.7  Registered Stockholders.  The Corporation shall be entitled to
                  -----------------------
treat the registered holder of any share or shares of its stock as the actual owner thereof and as such the person possessing the exclusive right to receive dividends and to vote such stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                 ARTICLE VIII

                              FIXING RECORD DATE

     Section 8.1  Record Date.  The Board of Directors may fix, in advance, a
                  -----------
date, not more than sixty nor less than ten days before the date of any stockholders meeting nor more than sixty days prior to any dividend payment date or other date for the distribution or allotment of any rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE IX

                        INSPECTION OF BOOKS AND RECORDS

     Section 9.1  Right and Conditions of Inspection.  Any stockholder of
                  ----------------------------------
record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its shareholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

                                   ARTICLE X

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 10.1  Contracts.  The Board of Directors may authorize any officer
                   ---------
or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 10.2  Loans.  No loans shall be contracted on behalf of the
                   -----
Corporation and no evidences of indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 10.3  Checks, Drafts, etc.  All checks, drafts or other orders for
                   --------------------
the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in the manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 10.4  Deposits.  All funds of the Corporation shall be deposited in
                   --------
such banks, trust companies or other depositaries as the Board of Directors may select.

     Section 10.5  Voting Stock and Other Corporations.  The Chairman of the
                   -----------------------------------
Board, the President or any Executive Vice-President may execute proxies on behalf of the Corporation for the purpose of voting any shares of stock of any other corporation owned by the Corporation.

                                  ARTICLE XI

                                  FISCAL YEAR

     Section 11.1  Fiscal Year.  The fiscal year of the Corporation shall begin
                   -----------
on the first day of January in each year and end on the last day of December in each year.


                                  ARTICLE XII

                                     SEAL

     Section 12.1  Seal.  The corporate seal shall have inscribed thereon the
                   ----
name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                 ARTICLE XIII

                                  AMENDMENTS

     Section 13.1  Amendments.  These By-Laws may be altered, amended or
                   ----------
repealed or new by-laws may be adopted by the Board of Directors at any regular or special meeting of the Board provided notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such meeting. Nothing herein shall be construed so as to divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

                                  ARTICLE XIV

                            ADVANCEMENT OF EXPENSES

     Section 14.1  Advancement of Expenses.  In connection with the provisions
                   -----------------------
of Article ELEVENTH of the Corporation's Certificate of Incorporation, the Corporation shall pay or reimburse expenses incurred by any person entitled to indemnification under such Article in defending any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to which such person is a party or is threatened to be made a party. Such payment or reimbursement shall be made promptly upon receipt by the Corporation of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.